SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

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/ /	Preliminary Information Statement

/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

/X /	Definitive Information Statement

SANDALWOOD VENTURES, LTD.
(Name of Registrant As Specified In Its Charter)

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SANDALWOOD VENTURES, LTD.
15-65 WOODSTREAM BLVD,
WOODBRIDGE, ONTARIO, CANADA
L4L 7X6

INFORMATION STATEMENT

PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14c-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

We are sending you this Information Statement solely for the purpose of informing our stockholders of record as of October 12, 2012 (the “Record Date”) in the manner required under Regulation 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the actions taken by a majority of our stockholders by written consent in lieu of a special meeting.  No action is requested or required on your part.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

GENERAL

This Information Statement has been filed with the U.S. Securities and Exchange Commission (the (“Commission”) and is being furnished to the holders of the outstanding and voting shares of stock of Sandalwood Ventures, Ltd., a Nevada corporation (the “Company”, “we”, “our” or “us”).   The purpose of this Information Statement is to provide notice that a majority of our stockholders have executed a written consent in lieu of a special meeting approving the following items:

1)	A Certificate of Amendment to our Articles of Incorporation to affect a name change of the Company from “Sandalwood Ventures, Ltd.” to “Eco-Tek Group Inc.” (the “Amendment”).

As of the Record Date, there were 250,819,800 shares of the Company's common stock outstanding and 1,000 shares of the Company's Series A Preferred Stock outstanding (the “Series A Preferred Stock”). The holders of all outstanding shares of common stock are entitled to one (1) vote per share on all shareholder matters on the Record Date.  The holders of the Series A Preferred Stock, voting separately as a class were entitled to vote in aggregate, on all shareholders matters, 51% of the total vote on such shareholder matters (the “Super Majority Voting Rights”) on the Record Date.  Additionally, the Company is prohibited from adopting any amendments to the Company’s Bylaws, Articles of Incorporation, as amended, making any changes to the Certificate of Designation establishing the Series A Preferred Stock, or effecting any reclassification of the Series A Preferred Stock, without the affirmative vote of at least 66-2/3% of the outstanding shares of Series A Preferred Stock.  As a result, there were 511,877,143 voting shares eligible to vote as of the Record Date (including 250,819,800 voting shares which the common stock holders are eligible to vote and 261,057,343 voting shares which the Series A Preferred Stock holders are eligible to vote), and 1,000 Series A Preferred Stock shares which were required to approve any amendment of the Company’s Articles of Incorporation by a vote of at least 66-2/3%.

Our Board of Directors unanimously approved the Amendment on October 12, 2012. Nevada Revised Statutes 78.320(2) provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by the stockholders holding at least a majority of the voting power. As such, subsequent to our Board of Directors approval of the Amendment, on October 12, 2012, the Record Date, (i) Luciana D’Alessandris, Jim Vogiatzis, Michael Zitser and Sergey Kartsev (the “Preferred Shareholders”), who owned as of the Record Date (a) all one thousand (1,000) outstanding shares of our Series A Preferred Stock, giving them the right to vote fifty-one percent (51%) of our voting shares, totaling 261,057,343 voting shares and (b) an aggregate of 104,451,252 shares of our common stock, and (ii) Ira Morris (Mr. Morris, together with the Preferred Shareholders, the “Majority Shareholders”), who held 50,000,000 shares of our common stock as of the Record Date (totaling 154,451,252 shares of our outstanding common stock when added to the shares held by the Preferred Shareholders), representing in aggregate, a total of 61.6% of our outstanding common stock, 100% of our outstanding Series A Preferred Stock and 81.2% of our outstanding voting stock as of the Record Date, representing at least the number of votes necessary to approve such proposal described above, took action via a written consent to approve the Amendment.

There are no dissenters’ rights of appraisal applicable to the matters described above. Under applicable federal securities laws, although stockholders have approved the proposal described above, we are not entitled to file any amendments to our Articles of Incorporation until at least 20 calendar days after this Information Statement is sent or given to our stockholders.  Therefore, following the expiration of the twenty-day (20) period mandated by Rule 14c of the Exchange Act, and the provisions of Chapter 78 of the Nevada Revised Statutes, the Company will file a Certificate of Amendment to amend our Articles of Incorporation to give effect to the Amendment.  We will not file the Certificate of Amendment to our Articles of Incorporation to effect the Amendment until at least twenty (20) days after the filing and mailing of this Information Statement.

The proposed Certificate of Amendment to our Articles of Incorporation is attached hereto as Appendix A.  The Certificate of Amendment will become effective when filed with the Nevada Secretary of State. We anticipate that such filing will occur twenty (20) days after this Information Statement is first mailed to our shareholders.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

Our Board of Directors fixed the close of business on October 12, 2012, as the Record Date for the determination of shareholders who are entitled to receive this Information Statement.  As of the Record Date, there were 250,819,800 shares of the Company's common stock outstanding and 1,000 shares of the Company's Series A Preferred Stock outstanding (the “Series A Preferred Stock”). This Information Statement will be sent on or about October 25, 2012, to our stockholders of record on the Record Date.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of October 12, 2012, the Record Date by (i) each person known to us to be the beneficial owner of more than 5% of our common stock, (ii) each of our Directors, (iii) each executive officer, and (iv) all of our current officers and Directors as a group. Unless otherwise specified, the address of each of our officers and Directors is 15-65 Woodstream Blvd, Woodbridge, Ontario, Canada L4L 7X6.

Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table below, to our knowledge, have sole voting and investment power with respect to all securities shown as beneficially owned by them.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares The Series A Preferred Stock Are Able to Vote	Total Voting Shares	Total Voting Percentage Beneficially Owned (1)
Executive Officers and Directors
Ronald Kopman	-	-	-	-	-
Maurizio Cochi	-	-	-	-	-
Barry Wohl	-	-	-	-	-
				-
All officers and Directors as a group (3 persons)	-	-	-	-	-

5% Shareholders
Luciana D’Alessandris 46 Boom Road Maple, Ontario, Canada L6A 3G8	26,112,813	10.4%	65,264,336	91,377,149(2)	17.9%
Jim Vogiatzis 745 New Westminster Dr. Suite 801 Thornhill, Ontario Canada L4J 8J9	26,112,813	10.4%	65,264,336	91,377,149(2)	17.9%
Michael Zitser 162 Orleans Cir. Woodbridge, Ontario Canada L4H 0V3	26,112,813	10.4%	65,264,336	91,377,149(2)	17.9%
Sergey Kartsev 97 Benjamin Hood Crescent Thornhill, Ontario Canada L4K 5M6	26,112,813	10.4%	65,264,336	91,377,149(2)	17.9%
Gordon and Jay King 31 Cork Street. Mayfair, London. W1S 3NU	28,011,204(3)	10.0%		28,011,204(3)	5.2%

Morgarlan Limited (4)	35,014,006(3)	12.2%	-	35,014,006(3)	6.4%

Ira Morris 20 Rockport Crescent, Richmond Hill, Ontario, L4C 2L6	50,000,000	19.9%			9.8%

(1)    Based on 511,877,143 total voting shares outstanding as of the Record Date, which includes 250,819,800 shares of common stock and 261,057,343 shares which the Company’s Series A Preferred Stock, voting separately as a class (see footnote 2).

(2)            The holders of the Series A Preferred Stock (i.e., Luciana D’Alessandris, Jim Vogiatzis, Michael Zitser and Sergey Kartsev, who each hold 250 shares of Series A Preferred Stock), voting together as a separate class have the right to vote 51% of the voting shares on all shareholder matters, which 51% voting right totaled 261,057,343 voting shares as of the Record Date, based on 250,819,800 shares of common stock issued and outstanding.

(3)    Represents shares of common stock issuable upon conversion of outstanding convertible notes.

(4)    This entity is now defunct and as such has no corporate address.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

PROPOSAL NUMBER 1

A NAME CHANGE OF THE COMPANY FROM
“SANDALWOOD VENTURES, LTD.” TO “ECO-TEK GROUP INC.”

General

The Board of Directors previously unanimously approved a proposal to amend the Company’s name from “Sandalwood Ventures, Ltd.” to “Eco-Tek Group Inc.” on October 12, 2012. On October 12, 2012, the Majority Shareholders also approved this Amendment. The text of the Amendment is set forth in the Certificate of Amendment to Articles of Incorporation of Sandalwood Ventures, Ltd., attached to this Information Statement as Appendix A.

Reasons For The Name Change

On June 25, 2012, the Company entered into into a Share Exchange Agreement with Eco-Tek Group Inc., an Ontario corporation (“Eco-Tek”) and its shareholders (the “Eco-Tek Shareholders”).  The Eco-Tek Shareholders included Luciana D’Alessandris, Jim Vogiatzis, Michael Zitser and Sergey Kartsev.  Pursuant to the Share Exchange Agreement, which closed on June 29, 2012, the Company acquired 100% of the outstanding shares of common stock of Eco-Tek in consideration for an aggregate of 125,000,000 shares of the Company’s common stock issued to the Eco-Tek Shareholders, and Eco-Tek became a wholly-owned subsidiary of the Company.

Eco-Tek blends and sells “green” and environmentally friendly oil lubrication and automobile products.  Concurrent with the closing of the Share Exchange Agreement, the Company changed its business focus to that of Eco-Tek and ceased undertaking any mineral exploration activities, which was contemplated pursuant to its prior business plan.  In connection with this change in business focus, the Company anticipates letting the rights to its Sandalwood 1 Lode Claim expire in September 2012.

The Board of Directors and Majority Shareholders believe that a name change of the Company to “Eco-Tek Group, Inc.” better reflects the Company’s change in business focus as a result of the Share Exchange Agreement, as the Company’s prior name is tied to its Sandalwood 1 Lode Claim, which it intends to let expire.  The name “Eco-Tek Group, Inc.” is already used by the Company’s wholly-owned Ontario, Canada, subsidiary, “Eco-Tek Group, Inc.” and the Board of Directors and Majority Shareholders believe that changing the Company’s name to that of its operating subsidiary makes the Company’s business operations, focus and products clearer to investors, potential partners and third parties.  This is because “eco” is commonly known as an abbreviation for “ecological” or “environmental” and “tek” commonly known as an abbreviation for “technology”, and the Company plans to use technology to produce environmentally friendly products.

Information regarding the Share Exchange Agreement, Eco-Tek, our Canadian subsidiary, the operations of Eco-Tek, risk factors affecting Eco-Tek, the financial statements of Eco-Tek and other important information regarding the Company’s post-Share Exchange Agreement operations can be found in the Form 8-K/A filed with the Securities and Exchange Commission on September 21, 2012, which may be viewed on the Securities and Exchange Commission web site at www.sec.gov in the EDGAR Archives and which is incorporated herein by reference.  Shareholders may request a written copy of the Form 8-K/A to be mailed to them, at no cost, by contacting the Company, 15-65 Woodstream Blvd, Woodbridge, Ontario, Canada L4L 7X6, Attn: Ronald, Kopman, Chief Executive Officer or by telephone at (877) 275-2545.

Shareholder approval for the name change and the Certificate of Amendment to our Articles of Incorporation was obtained on October 12, 2012 by obtaining the written consent of the Majority Shareholders, who in aggregate held 1,000 shares of our Series A Preferred Stock and 154,451,252 shares of our outstanding common stock, representing a total of 61.6% of our outstanding common stock, 100% of our outstanding Series A Preferred Stock and 81.2% of our outstanding voting stock as of the Record Date.  The Amendment will not become effective until no less than twenty (20) days have passed after this Information Statement is first mailed to shareholders of our common stock and until the Amendment has been filed with the Nevada Secretary of State.  Furthermore, the name change will not be reflected in the marketplace until the Financial Industry Regulatory Authority (FINRA) has updated the marketplace in connection with such name change and affected a voluntary change in the Company’s trading symbol with the Over-The-Counter Bulletin Board in connection with the name change. The Company plans to announce the filing of the Certificate of Amendment to its Articles of Incorporation and its change in trading symbol in a Form 8-K filing filed after the filing of the Certificate of Amendment with the Secretary of State of Nevada, which will not occur until at least twenty (20) days have passed after the date this Information Statement is filed and mailed to shareholders.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System (EDGAR).

DELIVERY OF DOCUMENTS TO
SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we receive contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 15-65 Woodstream Blvd, Woodbridge, Ontario, Canada L4L 7X6, Attn: Ronald, Kopman, Chief Executive Officer or by telephone at (877) 275-2545. If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

DISSENTERS RIGHTS

Under Nevada law, holders of our common stock are not entitled to dissenters rights of appraisal with respect to the proposed Amendment to our Articles of Incorporation and the adoption of the Amendment.

OTHER MATTERS

The Board of Directors does not intend to bring any other matters before the Special Meeting of stockholders and has not been informed that any other matters are to be presented by others.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON:

(a)	No officer or Director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or Director of the Company.

(b)	No Director of the Company has informed the Company that he intends to oppose the action taken by the Company set forth in this Information Statement.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested the Company to include any proposals in this Information Statement.

------------------------------------

This Information Statement is provided to the holders of common stock of the Company only for information purposes in connection with the approval of the Amendment as discussed above, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

Dated: October 24, 2012

By Order of the Board of Directors:

/s/ Ronald Kopman
Ronald Kopman
Chief Executive Officer and Director

APPENDICES

Appendix A - Certificate of Amendment to Articles of Incorporation

APPENDIX A

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Sandalwood Ventures, Ltd. [E0252522007-7]

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1 of the Articles of Incorporation of the Corporation is hereby amended to change the Corporation’s name to:

“Eco-Tek Group Inc.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 81.2%

4. Effective date and time of filing: (optional)                                                                                Date: _______                Time: ___________
                                                                         (must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.